UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2005

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2005, the Compensation Committee of the Board of Directors of Corinthian Colleges, Inc. ("Corinthian") accelerated the vesting of all outstanding stock options granted under Corinthian’s 1998 Performance Award Plan, 2003 Performance Award Plan and 2004 New-Hire Award Plan with per share exercise prices that are above $12.77 (the closing market price on June 30, 2005), so that each such option became fully vested. In the case of officers of the Company, this accelerated vesting was conditioned on such optionee entering into a lock-up agreement (the "Lock-Up") providing that he or she will not, subject to limited exceptions, sell, transfer or otherwise dispose of any shares acquired upon exercising the accelerated portion of the option before that portion of the option would have otherwise vested under the terms of the applicable option agreement. The foregoing summary of the Lock-Up is qualified in its entirety by reference to the text of the Lock-Up, the form of which is filed as an exhibit to this report.

As a result of this action, options to purchase approximately 3.0 million shares of Corinthian’s common stock became immediately exercisable. This includes options to purchase approximately 1.6 million shares of Corinthian’s common stock held by Corinthian’s officers with the titles of Division President, Vice President, Senior Vice President, Executive Vice President, Chief Executive Officer and Chairman of the Board (which includes all of its Named Executive Officers), all of which are subject to the Lock-Up. Approximately 2.1 million unvested options to purchase shares of Corinthian’s common stock, with per share exercise prices equal to or below $12.77, were not accelerated and remain subject to time-based vesting.

The purpose of the accelerated vesting of these options is to eliminate the compensation expense that Corinthian would otherwise recognize in the Consolidated Statement of Operations in future financial statements with respect to these options upon the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R will generally require that all share-based payments to employees, including grants of stock options, be recognized as compensation expense in Corinthian’s consolidated financial statements based on their fair values. SFAS 123R became effective for Corinthian on July 1, 2005. As a result of accelerating the vesting of these stock options and not having to record stock compensation expense on these options in the future, Corinthian estimates that future operating expenses over the next four fiscal years will be reduced by an aggregate of over $30 million ($20 million, after tax effects).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

July 7, 2005	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Form of Lock-Up Agreement between the Company and each of the officers of the Company with the title of Division President, Vice President, Senior Vice President, Executive Vice President, Chief Executive Officer or Chairman of the Board (which includes all Named Executive Officers), each entered into as of June 30, 2005.